UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) Of
The Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported)
August 15, 2019

HEWLETT PACKARD ENTERPRISE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-37483	47-3298624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6280 America Center Dr San Jose, CA		95002
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (650) 687-5817

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

❑	Emerging growth company

❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.

On August 15, 2019, an arbitration panel awarded DXC Technology (“DXC”) $666 million (consisting of $631.8 million in damages and $34.3 million in pre-award interest) as well as post-award interest at 3% per annum compounding quarterly until payment. The panel award was made pursuant to a binding arbitration arising from a previously disclosed dispute under the separation and distribution agreement between DXC and Hewlett Packard Enterprise Company ("HPE").  Although we are disappointed with the ruling, we expect to increase our reserve to the full value of the award of approximately $666m in our third quarter US GAAP results.   At this stage, our FY19 non-GAAP earnings per share and free cash flow guidance remains unchanged.
The arbitration award does not impact the ongoing commercial contractual relationship between the two companies which was established at the time of the HP Enterprise Services spin-off transaction on March 31, 2017. DXC’s three-year contractual commitment to purchase significant dollar amounts of products and services from HPE is unaffected by this arbitration award.  If any amount of DXC’s purchase commitment is not satisfied by the end of the third year, the contract will renew automatically for up to an additional year during which the shortfall must be satisfied.

Use of Non-GAAP Financial Information

To supplement HPE’s financial statement information presented on a generally accepted accounting principles (GAAP) basis, HPE provides non-GAAP diluted net earnings per share from continuing operations, non-GAAP diluted net earnings per share from discontinued operations, free cash flow, among other adjusted financial measures, and, in addition, provides forecasts of non-GAAP diluted net earnings per share and free cash flow. A reconciliation of adjustments to GAAP financial measures can be found in HPE’s earnings press release and accompanying materials for the appropriate quarter, as well as an explanation of the ways in which HPE’s management uses these non-GAAP measures to evaluate its business, the substance behind HPE’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Hewlett Packard Enterprise’s management compensates for those limitations, and the substantive reasons why Hewlett Packard Enterprise’s management believes that these non-GAAP measures provide useful information to investors. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

Forward looking Statements

This document contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of net earnings per share, cash flows, other financial items; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise’s businesses; the competitive pressures faced by Hewlett Packard Enterprise’s businesses; risks associated with executing Hewlett Packard Enterprise’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of Hewlett Packard Enterprise’s products and the delivery of Hewlett Packard Enterprise’s services effectively; the protection of Hewlett Packard Enterprise’s intellectual property assets, including intellectual property licensed from third parties and intellectual property shared with its former Parent; risks associated with Hewlett Packard Enterprise’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by Hewlett Packard Enterprise and its suppliers, customers, clients and partners; the hiring and retention of key employees; execution, integration and other risks associated with business combination and investment transactions; and the execution, timing and results of any transformation or restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of Hewlett Packard Enterprise's business) and the anticipated benefits of  the transformation and restructuring plans; the effects of the U.S. Tax Cuts and Jobs Act and related guidance and regulations; the resolution of pending investigations, claims and disputes; and other risks that are described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018 and subsequent quarterly reports on Form 10-Q.

The financial information set forth in this document reflects estimates based on information available at this time. While Hewlett Packard Enterprise believes these estimates to be reasonable, these amounts could differ materially from reported amounts in the Hewlett Packard Enterprise Quarterly Report on Form 10-Q for the third quarter ended July 31, 2019. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT PACKARD ENTERPRISE COMPANY

DATE: August 20, 2019	By:	/s/ Rishi Varma
	Name:	Rishi Varma
	Title:	General Counsel and Assistant Secretary